UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 29, 2022, Allan Grafman, who became the Chief Executive Officer of IDW Media Holdings, Inc. (the “Company”) submitted his resignation as a member of the Board of Directors (the “Board”) of the Company, and the Board appointed Mr. Grafman as an Ex Officio (non-voting) member of the Board. Mr. Grafman’s resignation is related to his appointment as Chief Executive Officer of the Company and the Company’s desire to maintain a majority of members of the Board as “independent” as defined in the Company’s Corporate Governance Guidelines, and is not related to any disagreement with the Company relating to the Company’s operations, policies or practices.

On August 29, 2022, Sanford (Sandy) Climan submitted his resignation as a member of the Board and the Board appointed Mr. Climan as an Ex Officio (non-voting) member of the Board. Mr. Climan’s resignation is in accordance with the Company’s desire to maintain a majority of the Board as “independent,” and is not related to any disagreement with the Company relating to the Company’s operations, policies or practices.

(c) Pursuant to the terms of the Employment Agreement, dated August 21, 2022, between the Company and Mr. Grafman, on August 30, 2022, the Company issued to Mr. Grafman options to purchase 70,398 shares of the Company’s Class B Common Stock (which represents one-half of one percent (0.5%) of the issued and outstanding stock of the Company). The Company has previously erroneously reported, in a Current Report on Form 8-K filed on August 24, 2022 (the “Prior 8-K”), that it would be issuing options to purchase 67,671 of Class B Common Stock to Mr. Grafman.

(e) In connection with Ezra Y. Rosensaft’s removal as Chief Executive Officer as previously disclosed in the Prior 8-K, on August 29, 2022, the Company and Mr. Rosensaft entered into a Separation and General Release Agreement (the “Separation Agreement”), which provides, among other things, that the Company shall pay Mr. Rosensaft $645,785, which will be paid in fifty-two (52) bi-weekly installments beginning no later than on the Company’s second payroll date following the effective date of the Separation Agreement.

Pursuant to the terms of the Separation Agreement, Mr. Rosensaft is subject to certain restrictive covenants, including restrictions on his ability to solicit the employees and customers of the Company for a period of twelve (12) months following his separation.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Separation and General Release Agreement, dated August 29, 2022, between the Company and Ezra Y. Rosensaft.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Brooke T. Feinstein
Name:	Brooke T. Feinstein
Title:	Chief Financial Officer

Dated: August 31, 2022

EXHIBIT INDEX

Exhibit No.	Document
10.1	Separation and General Release Agreement, dated August 29, 2022, between the Company and Ezra Y. Rosensaft.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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